Exhibit 99.1
For Further Information, Contact:

Investor Relations:	Corporate Communications:
Todd Friedman or Stacie Bosinoff	Jaia Zimmerman
The Blueshirt Group	RightNow Technologies
415.217.7722	650.653.4441 Office
todd@blueshirtgroup.com	650.464.8462 Cell
stacie@blueshirtgroup.com	jzimmerman@rightnow.com
RIGHTNOW ANNOUNCES
PRELIMINARY THIRD QUARTER 2010 FINANCIAL RESULTS
Company anticipates exceeding third quarter revenue and earnings per share guidance.
BOZEMAN, Mont. – October 12, 2010 – RightNow® Technologies (NASDAQ: RNOW), today announced unaudited preliminary financial information for the third quarter ended September 30, 2010. Based on preliminary information and subject to the quarterly accounting close and review procedures, the Company currently expects to report revenue of approximately $48 million, GAAP earnings per share of approximately $0.07, and non-GAAP earnings per share, which excludes stock-based compensation, of approximately $0.14 for the third quarter of 2010. These preliminary anticipated results exceed the Company’s previous guidance for the third quarter of revenue of approximately $45 million, GAAP earnings per share of approximately $0.05, and non-GAAP earnings per share of approximately $0.12 as provided on July 28, 2010.
“We had a great third quarter demonstrating our continued momentum in the market,” stated Greg Gianforte, CEO and founder. “As organizations focus more attention on customer experience across the web, contact center and social, we believe we are in a unique position to seamlessly serve their mission critical needs. We are looking forward to the kick-off of our annual customer summit in Colorado Springs tomorrow, where we bring together hundreds of our customers and partners to share ideas, promote the RightNow community and drive our vision of ridding the world of bad experiences.”
RightNow will be hosting a meeting with analysts at its annual user conference today at 8:30 a.m. MT (10:30 a.m. ET) during which the company will discuss these preliminary results and other related business matters. The analyst meeting and question and answer session will be webcast at http://investor.rightnow.com/index.cfm.
In addition, RightNow will release its final earnings results for the third quarter ended September 30, 2010 after the market close on Thursday, October 28, 2010. The company will host a conference call to discuss the results at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time) on the same day. To access the call on October 28, 2010, please dial (877) 638-9569, or outside the U.S. (914) 495-8536, at least five minutes prior to the 2:30 p.m. MT start time. A live webcast of the call will also be available at http://investor.rightnow.com/index.cfm under the Investor Webcasts menu. An audio replay will be available between 5:30 p.m. MT October 28, 2010 and 9:59 p.m. MT November 11, 2010 by calling (800) 642-1687 or (706) 645-9291, with Conference ID 16293024. The replay will also be available on our website at http://investor.rightnow.com.
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About RightNow Technologies
RightNow is helping rid the world of bad experiences one consumer interaction at a time, eight million times a day. RightNow CX, the customer experience suite, helps organizations deliver exceptional customer experiences across the web, social networks and contact centers, all delivered via the cloud. With more than eight billion customer interactions delivered, RightNow is the customer experience fabric for nearly 2,000 organizations around the globe. To learn more about RightNow, go to www.rightnow.com.
RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of The NASDAQ Stock Market LLC.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, the risk that the preliminary financial information in this press release will differ from the completed third quarter final results; our success in transitioning to a new President and Chief Operating Officer; general economic conditions; fluctuations in foreign currency exchange; our business model; our ability to develop or acquire and gain market acceptance for new products and enhancements to existing products in a cost-effective and timely manner; fluctuations in our earnings as a result of potential changes to our valuation allowance(s) on our deferred tax assets; the success of our efforts to integrate HiveLive’s personnel and processes, following our acquisition of that entity; the risk of asset impairment associated with the acquisition of HiveLive; the gain or loss of key customers; competitive pressures and other similar factors such as the availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; our ability to expand or contract operations, manage expenses and grow profitability; the rate at which our present and future customers adopt our existing and future products and services; fluctuations in our operating results including our revenue mix and our rate of growth; fluctuations in backlog; the risk that our investments in partner relationships and additional employees will not achieve expected results; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; any unanticipated ambiguities in fair value accounting standards; the amount and timing of any stock repurchases under our stock repurchase program; fluctuations in our operating results from the impact of stock-based compensation expense; our ability to manage and expand our partner relationships; our ability to hire, retain and motivate our employees and manage our growth; the impact of potential future acquisitions, if any; and various other factors. Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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Reconciliation of Preliminary Non-GAAP Earnings Per Share

	GAAP Preliminary			Non-GAAP Preliminary
	From	To	Adjustment	From	To
Third quarter ending September 30, 2010
Net income (approximately)	n/a	$2,400	$2,200[a]	n/a	$4,600
Net income per share (approximately)	n/a	$0.07		n/a	$0.14
Shares (diluted)	n/a	34,000		n/a	34,000

[a]	Estimated stock-based compensation expense to be recorded for the periods indicated in accordance with FASB Accounting Standards Codification, Topic 718, Compensation-Stock Compensation, which is effective for periods beginning January 1, 2006.
About Non-GAAP Financial Measures
Non-GAAP net income and diluted net income per share are supplemental measures of our performance that are not required by, or presented in accordance with GAAP. These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for net income and net income per share or any other performance measure determined in accordance with GAAP. We present non-GAAP net income and net income per share because we consider each to be an important supplemental measure of our performance.
Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. Our stock-based compensation expenses are expected to vary depending on the number of new grants issued, changes in our stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate. In calculating non-GAAP net income and net income per share, management excludes stock-based compensation expenses to facilitate its review of the comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s view, related to the Company’s ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and resource allocation.
Management further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP net income and net income per share also facilitate a comparison of RightNow’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
Calculating non-GAAP net income and net income per share have limitations as an analytical tool, and readers should not consider these measures in isolation or as substitutes for GAAP net income and GAAP net income per share. In the future, we expect to incur additional stock-based compensation expenses and the exclusion of these expenses in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, which include:
•	Other companies inside and outside of our industry may calculate non-GAAP net income and net income per share differently than we do, limiting their usefulness as a comparative tool; and

•	The Company’s income tax expense or benefit will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.
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In addition, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.
Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and net income per share. For more information, see the consolidated operating statements and reconciliation of non-GAAP measurements contained in this press release.
FRNOW
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